ITEM 77Q(a) - COPIES OF ALL MATERIAL
AMENDMENTS TO THE
REGISTRANT'S CHARTER OR BY-
LAWS



FEDERATED INVESTMENT SERIES FUNDS,
INC.
ARTICLES SUPPLEMENTARY

	Federated Investment Series Funds, Inc., a
Maryland corporation having its principal office in the City of Baltimore, Maryland and a registered open-end Company under the
Investment Company Act of 1940 (the
"Corporation"), hereby certifies to the State
Department of Assessments and Taxation of Maryland that:

	FIRST:	The Corporation is
authorized to issue five billion (5,000,000,000) shares of common stock, all of which have a par value of one tenth of one cent ($.001) per share, with an aggregate par value of $5,000,000. These
Articles Supplementary do not increase the total authorized capital stock of the Corporation or the aggregate par value thereof.

	SECOND:	The Board of Directors of
the Corporation hereby reclassifies 500,000,000 shares of the authorized and unissued shares of the unclassified shares of the Corporation into Federated Bond Fund R6 Shares.

	THIRD:	Immediately before the
reclassification of shares as set forth in Article
SECOND hereto, the Corporation was authorized to issue five billion (5,000,000,000) shares of common stock, all of which were of a par value of one tenth of one cent ($.001) per share having an aggregate par value of five million dollars
($5,000,000) which were classified as follows:

Class		Number of Shares

Federated Bond Fund	500,000,000
Class A Shares

Federated Bond Fund	500,000,000
Class B Shares

Federated Bond Fund	500,000,000
Class C Shares

Federated Bond Fund	500,000,000
Class F Shares

Federated Bond Fund	500,000,000
Institutional Shares

Capital Growth Fund	500,000,000
Class A Shares

Capital Growth Fund	500,000,000
Class C Shares

Unclassified Shares	1,500,000,000

Following the aforesaid reclassification of shares as set forth in Article SECOND hereto, the Corporation will have the following authorized capital be authorized to issue five billion
(5,000,000,000) shares of common stock, all of which have a par value of one tenth of one cent
($.001) per share, with an aggregate par value of five million dollars ($5,000,000) classified as follows:

Class		Number of Shares

Federated Bond Fund	500,000,000
Class A Shares

Federated Bond Fund	500,000,000
Class B Shares

Federated Bond Fund	500,000,000
Class C Shares

Federated Bond Fund	500,000,000
Class F Shares

Federated Bond Fund	500,000,000
Institutional Shares

Federated Bond Fund	500,000,000
R6 Shares

Unclassified Shares	2,000,000,000

	FOURTH:	The shares of common
stock of the Corporation reclassified hereby shall be subject to all of the provisions of the Corporation's Charter relating to shares of stock of the Corporation generally and shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article FOURTH, paragraph (b) of the Articles of Incorporation of the Corporation and shall be subject to all provisions of the charter relating to stock of the Corporation generally.

      FIFTH:  	The stock has been
reclassified by the Board of Directors under the authority contained in the Charter of the Corporation.

      SIXTH:  	These Articles
Supplementary will become effective
immediately upon filing with the State
Department of Assessments and Taxation of Maryland.

	IN WITNESS WHEREOF, the
Corporation has caused these presents to be signed in its name and on its behalf by its President and Assistant Secretary on August 12,
2016.  The undersigned President and Assistant
Secretary acknowledge that these Articles
Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles of Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

WITNESS	FEDERATED INVESTMENT SERIES FUNDS, INC.

/s/ George F. Magera		/s/ Christopher Donahue
George F. Magera	J. Christopher Donahue
Assistant Secretary	President